UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2012

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, the Board of Directors (the “Board”) of Deckers Outdoor Corporation (the “Company”), upon recommendation of the Compensation and Management Development Committee of the Board (the “Compensation Committee”), adopted a new 2012 long-term incentive award (the “2012 LTIP Award”) under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), the specific terms of which will be set forth in separate 2012 LTIP Restricted Stock Unit Award Agreements.  The 2012 LTIP Awards will be available for issuance to current and future members of the Company’s management team, including the Company’s named executive officers.

Pursuant to each 2012 LTIP Award, the recipient will receive a specified maximum number of restricted stock units, each of which will represent the right to receive one share of the Company’s common stock.  The 2012 LTIP Awards will vest only if the Company meets certain revenue targets ranging between $2.2 Billion and $2.9 Billion and certain diluted earnings per share (“EPS”) targets ranging between $7.00 and $10.50 as of the fiscal year ended December 31, 2015.  In addition, the recipient of the award must provide “Continuous Service” (as defined in the 2006 Plan) to the Company through such date.  No vesting of any 2012 LTIP Award will occur if either of the threshold performance criteria are not reached for the 12-month period ending December 31, 2015 (namely, that the annual revenue of the Company is less than $2.2 Billion or the Company’s EPS is less than $7.00).  To the extent financial performance is achieved above the threshold level, the number of restricted stock units that will vest will increase up to the maximum number of units issued under a particular 2012 LTIP Award.  The determination of the level at which the performance criteria have been met will be based on the audited financial statements of the Company for the 12-month period ending December 31, 2015.

The vesting of each 2012 LTIP Award will be accelerated in full in the event that the Company is acquired and, within 12 months of such acquisition, the recipient is terminated by the acquiring company without “Cause” or if the executive is “Constructively Terminated” (as such terms are defined in the 2006 Plan).

The form of 2012 LTIP Restricted Stock Unit Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The description of the terms of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Following its approval of the form of 2012 LTIP Restricted Stock Unit Award Agreement, the Board, upon recommendation of the Compensation Committee, made the following grants of 2012 LTIP Awards to the following named executive officers of the Company, in the unit amounts set forth in the table below.

Name	Position	Maximum Number of Restricted Stock Units

Angel Martinez	Chairman, President and Chief Executive Officer	85,334
Zohar Ziv	Chief Operating Officer	42,666
Thomas George	Chief Financial Officer	29,334
Constance Rishwain	President, UGG® brand	29,334
Peter Worley	President, Asia Pacific	21,334

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

On May 24, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved three proposals.  The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal were as follows:

Proposal 1: Election of Directors

The stockholders elected nine candidates nominated by the Board to serve as directors of the Company to serve until the annual meeting of stockholders to be held in 2013 and until his or her successor is elected and qualified.  The following sets forth the results of the voting with respect to each candidate:

	Shares Voted
Name of Candidate	For	Authority Withheld	Broker Non-Votes
Angel R. Martinez	29,692,302	1,046,462	4,116,579
Rex A. Licklider	30,658,115	80,649	4,116,579
John M. Gibbons	29,924,280	814,484	4,116,579
John G. Perenchio	30,513,199	225,565	4,116,579
Maureen Conners	30,515,635	223,129	4,116,579
Karyn O. Barsa	30,701,018	37,746	4,116,579
Michael F. Devine, III	30,700,707	38,057	4,116,579
James Quinn	30,515,377	223,387	4,116,579
Lauri Shanahan	30,701,232	37,532	4,116,579

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
34,057,160	758,078	40,105

Proposal 3: Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement for the Annual Meeting. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
29,960,794	374,414	403,556	4,116,579

Item 9.01.                                      Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement (2012 LTIP) Under 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date: May 31, 2012	/s/ Thomas A. George
Thomas A. George, Chief Financial Officer